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                                                                   Exhibit 10.11

                    SEVERANCE AGREEMENT AND GENERAL RELEASE


     THIS SEVERANCE AGREEMENT AND GENERAL RELEASE ("Severance Agreement") is made between Steven M. Golden ("Golden") and coolsavings.com, inc., a Michigan corporation, its predecessors, successors and assigns (referred to herein, collectively and individually, as "coolsavings" or the "Company") on this 30th day of July, 2001.

A.   REASONS FOR AGREEMENT

     1. Golden and coolsavings entered into a Terms of Employment agreement dated December 15, 1999 attached hereto as Exhibit A (the "Standard Terms Agreement").

     2. Subsequently, Golden and coolsavings entered into an Employment Agreement dated as of April 1, 2001 attached hereto as Exhibit B (the "Employment Agreement").

     3. Golden's employment with coolsavings will terminate effective July 30, 2001 (the "Effective Date").

     4. The parties desire to supercede the terms of Golden's severance under the Employment Agreement with the "Special Termination Package" described below and to set forth additional terms in regard to this employment separation.

B.   AGREEMENT

     For and in consideration of the mutual promises and commitments specified herein, the parties agree as follows:

     1. Special Termination Package. coolsavings agrees to provide to Golden the following benefits, which are referred to as the "Special Termination Package":

          (a) coolsavings will pay to Golden the salary that Golden would have received over the original term of the Employment Agreement ($1,035,000) based on Golden's annual salary of $345,000 less that which he has already received (the "Effective Salary Payment"); specifically, the balance of the $345,000 owing for the remainder of the employment year presently in effect (4/1/01 through 3/31/02), and $345,000 for each of the two years thereafter (4/01/02 through 3/31/03 and 4/01/03 through 3/31/04). The Effective Salary Payment shall be paid to Golden in accordance with coolsavings' normal payroll procedures as if Golden remained in the employ of the Company and shall be subject to normal withholding and applicable payroll taxes.

          (b) Until March 31, 2004, the Company shall continue to provide such medical and dental coverage under the Company's benefit plans as may be determined by the Board to be consistent with the Company's standard policies; provided, however, with respect to any benefit in which Golden is no longer eligible to participate or which otherwise reasonably cannot be continued for him, the Company, in its sole discretion, shall until March 31, 2004, either provide a substantially equivalent form of benefit to Golden, or pay a monthly amount equal to the amount necessary for Golden to obtain benefits substantially equivalent to that which Golden

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would have received under the Company's benefit plans; provided, further, that if Golden accepts alternative employment during such period, the Company shall be relieved of any obligation to provide such benefits to Golden to the extent that the benefits are duplicative of benefits provided to Golden by his new employer. Additionally, the Company shall pay directly to Golden a gross amount that is sufficient to pay the premiums on a term life insurance policy on his life in the amount of Seven Hundred Fifty Thousand Dollars ($750,000.00), and the applicable taxes on such amount. Golden shall be responsible for the payment of the applicable taxes on all such gross amounts received.

          (c) Until March 31, 2004, the Company shall compensate Golden in an amount that is sufficient to pay the premiums on a disability insurance policy ("Disability Policy") and all applicable taxes on such amount. The Disability Policy shall, at a minimum, provide for the payment of 70% of $345,000 until he reaches the age of sixty-five (65), after a 180-day waiting period. The gross amounts necessary to cover the premiums on said Disability Policy and the applicable taxes thereon shall be paid directly to Golden and he shall be responsible for the payment of the applicable taxes on all such gross amounts received. Golden shall be the owner of such policy.

          (d) Until March 31, 2004, the Company shall continue to make monthly payments with respect to the lease of Golden's Jaguar and pay all insurance thereon; provided, if such lease terminates prior to such date, the Company shall on a monthly basis pay Golden until March 31, 2004 a monthly amount equivalent to the monthly lease and insurance payments applicable to such vehicle immediately prior to the lease termination.

          (e) The exercise price on all options to purchase shares of the Company's common stock previously granted to Golden (including but not limited to that option to purchase 150,000 shares granted in the Employment Agreement) is hereby amended to fifty cents ($0.50) per share. Coolsavings hereby confirms and agrees that all said options are fully vested and immediately exercisable and may be exercised for a period of ten (10) years from the original date of grant of each such option. The Company shall immediately take all action necessary to re-issue Golden's existing options in accordance with the terms of this subsection. Golden hereby acknowledges that such options shall be reissued as non-qualified options and that Golden has sought and obtained his own tax advice.

          (f) Within 10 business days of receipt thereof, the Company shall reimburse Golden for all reasonable and necessary business expenses incurred by Golden since his last expense reimbursement by the Company. Golden represents that such amount will not exceed $1000. Further, the Company shall ensure that the last expense reimbursement check issued to Golden (which has not cleared the bank as of this date) is paid or a replacement check issued in the same amount by August 3, 2001.

          (g) Golden's unlimited "piggyback" rights granted in Section 12 of the Employment Agreement (which Section is hereby incorporated by reference) shall remain in full force and effect.
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          (h)  The obligations set forth in Section 5(f) of the Employment
Agreement, "Settlement of Litigation" (which Section is hereby incorporated by reference) shall remain in full force and effect.

          The benefits provided to Golden hereunder are unique to Golden's termination. Nothing herein shall be deemed to establish a severance or other employee benefit plan or program available to other coolsavings employees.

     2. COBRA Rights. The qualifying event concerning Golden's rights under the Consolidated Omnibus Budget Reconciliation Act, 29 U.S.C. (S) 116 et seq. ("COBRA") shall be the Effective Date.

     3.   Related Resignations and Cooperation.

          (a) Golden is hereby deemed to have resigned as Chairman of the Board of the Company and from all offices held in the Company, including Chief Executive Officer. Notwithstanding Section 8 of the Employment Agreement, Golden shall not be required to resign, and shall not be deemed to have resigned, from coolsavings' Board of Directors and Golden shall continue to serve as a director for the remaining term for which he has been elected and shall be eligible for reelection.

          (b) For sixty (60) days after the date hereof, Golden hereby agrees to provide the Company and Matt Moog with assistance in transitioning the responsibilities and duties of the CEO office to Moog, which assistance shall be rendered during such regular business hours as the Company may reasonably request; provided, Golden shall not be required to provide more than two (2) days of service in any week or more than forty (40) hours a month.

          (c) In furtherance of those certain transactions contemplated under that certain Securities Purchase Agreement dated the date hereof among the Company, Landmark Communications, Inc. and Landmark Ventures VII, LLC (the "Purchase Agreement"), Golden acknowledges his obligations under the Voting Agreement (as defined in the Purchase Agreement) executed as of the date hereof and agrees to execute and deliver at the First Tranche Closing (as defined in the Purchase Agreement), in the capacity designated for Golden therein, the Shareholders Agreement (as defined in the Purchase Agreement).

     4.   General Release.

          (a) Golden agrees, for himself and his heirs, representatives, successors and assigns, that he has been separated from employment with coolsavings as of July 30, 2001, that his Employment Agreement is terminated and all of his rights thereunder extinguished as of such date except for the Surviving Covenants (defined in Section B6 herein and as otherwise specifically provided in this Severance Agreement and that he hereby waives, releases and forever discharges and covenants not to sue coolsavings and all related entities, their directors, officers, employees and agents, from any and all claims, known or unknown, that he has or may have relating in any way to or arising out of his employment with coolsavings and the termination thereof, including but not limited to any claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims under Title VII of the
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Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, or any other federal, state or local law relating to employment, employee benefits or the termination of employment, any claim arising out of or relating to the Employment Agreement or any other claim arising out of or relating to Golden's employment, except for (i) any claims for indemnification as a director, officer or employee under any written agreement with indemnity rights between coolsavings and Golden, under coolsavings' Articles of Incorporation, By Laws, or any other organizational document, or as otherwise provided by law, and (ii) any claims of breach under this Severance Agreement, including but not limited to a breach of Section B.1 herein.

          (b) coolsavings, for itself and its successors and assigns, hereby waives, releases and forever discharges and covenants not to sue Golden, his heirs and assigns, from any and all claims, known or unknown, that it has or may have relating in any way to or arising out of his employment with coolsavings and the termination thereof, including but not limited to any claims of breach of express or implied contract, misrepresentation, defamation, liability in tort, and claims of any kind that may be brought in any court or administrative agency, except for (i) any claim arising out of Golden's fraudulent conduct as a director and/or officer of coolsavings and (ii) any claims of breach under this Severance Agreement, including but not limited to, a breach of the Surviving Covenants.

          (c) Golden further agrees that he shall not seek unemployment benefits at any time while he is receiving the Effective Salary Payment in accordance with the terms of this Severance Agreement.

     5. Special ADEA Waiver and Release Notification. The General Release, paragraph B.4(a) above of this Severance Agreement, includes a waiver and release of all claims under the Age Discrimination in Employment Act ("ADEA") and, therefore, pursuant to the requirements of the ADEA, Golden acknowledges that he has been (a) advised that this waiver and release includes, but is not limited to, all claims under the ADEA arising up to and including the date of his execution of this waiver and release, (b) advised to consult with an attorney and/or other advisor of his choosing concerning his rights and obligations under this Severance Agreement prior to his execution of it, (c) is entitled to 21 days in which to consider this Severance Agreement, and (d) advised that he has 7 days following the execution of this Severance Agreement to revoke it by sending written notice to Matthew Moog, coolsavings.com inc., 360 N. Michigan Avenue, 19th Floor, Chicago, Illinois 60601. Golden acknowledges that in the event he revokes this Agreement under this Section B.5 he shall not be entitled to the Special Termination Package.

     6.   Surviving Covenants.

          (a)  The "Surviving Covenants" are as follows:

               (i) Golden and coolsavings acknowledge and agree that the terms of Sections 11 and 13 of the Employment Agreement shall survive the termination effected hereunder except that (x) the duration of the covenants in Section 11 shall be two years from the Effective Date only, and (ii) the "Business", as defined therein, shall be deemed to include

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"soliciting orders for, selling, distributing, promoting or otherwise marketing electronic delivery of coupons, gift certificates or other savings certificates"); and

               (ii) Golden and coolsavings further acknowledge and agree that Sections 3, 5 and 6 of the Standard Terms Agreement are incorporated herein by this reference as if set out in full and shall survive the termination effected hereunder.

          (b) Golden agrees that any breach of any provision of the Surviving Covenants may cause irreparable damage to coolsavings and that in the event of such breach coolsavings shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief (without the showing of special, imminent or irreparable damages and without any obligation to post bond or other security or surety) to prevent the violation of the Surviving Covenants.

          (c) Golden hereby agrees that each provision of Section B.6(a) shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of Section B.6(a).

     7. Assignment. coolsavings shall have the right to assign this Severance Agreement to its successors and assigns, and all covenants and agreements and benefits hereunder shall inure to the benefit of and be enforceable by the parties and their respective heirs, successors and assigns.

     8. No Waiver of Breach or Remedy. A waiver by coolsavings of the breach of any of the provisions of this Severance Agreement by Golden shall not be deemed a waiver by coolsavings of any subsequent breach, nor shall recourse to any remedy hereunder be deemed a waiver of any other or further relief or remedy provided for herein.

     9. Governing Law. This Severance Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to the principles of conflicts of laws in Illinois. Any and all controversies and claims arising out of or relating to this Agreement, or the breach thereof, shall be settled by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The arbitrator shall be selected from a panel of arbitrators of the American Arbitration Association in accordance with the rules of the American Arbitration Association. Judgment upon the decision rendered by the arbitrator may be entered in any court having jurisdiction thereof. Nothing contained in this Section B.9 shall be construed to preclude the Company or Golden from obtaining injunctive or other equitable relief. The arbitrator or court shall award reasonable attorney's fees and costs to the substantially prevailing party.

     10.  Entire Agreement.

          (a) The parties understand and agree that all terms of this Severance Agreement are contractual and are not a mere recital, and represent and warrant that they are competent and possess the full and complete authority to covenant and agree as herein provided.

          (b) Golden understands, agrees, and represents that the covenants made herein and the releases herein executed may affect rights and liabilities of substantial extent. Golden
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represents and warrants that, in negotiating and executing this Severance
Agreement, he has had an adequate opportunity to consult with competent counsel or other representatives of his choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises or agreements other than those expressly set forth in writing herein.

          (c) The parties have carefully read this Severance Agreement in its entirety; fully understand and agree to its terms and provisions; intend and agree that it is final and binding and understand that, in the event of a breach, either party may seek relief, including damages, restitution and injunctive relief, at law or in equity, in a court of competent jurisdiction.

          (d) If one or more of the provisions contained in this Severance Agreement shall for any reason beheld to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with applicable law. The parties hereto hereby further agree that the language of this Severance Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

          (e) NOTWITHSTANDING ANYTHING CONTAINED IN THIS SEVERANCE AGREEMENT WHICH CAN BE CONSTRUED TO THE CONTRARY, IN THE ABSENCE OF AN ORDER OR JUDGMENT OF A COURT OF COMPETENT JURISDICTION, THE COMPANY SHALL NOT BE ENTITLED TO TERMINATE, SUSPEND, DELAY, SET-OFF AGAINST, OR OTHERWISE POSTPONE OR DECREASE ANY BENEFIT PROVIDED GOLDEN IN SECTION B.1 OF THIS AGREEMENT; PROVIDED, HOWEVER, SHOULD THE COMPANY ALLEGE A BREACH BY GOLDEN OF ANY OF THE SURVIVING COVENANTS HEREUNDER, THE COMPANY SHALL CONTINUE TO PERFORM AND PAY, IN FULL, ITS OBLIGATIONS HEREUNDER, AS AND WHEN DUE, UNTIL SUCH TIME AS THE COMPANY RECEIVES A JUDGMENT AGAINST GOLDEN, UNLESS IN CONNECTION WITH THE COMMENCEMENT OF ARBITRATION OR LITIGATION WITH RESPECT TO SUCH BREACH THE COMPANY PAYS WHEN DUE ALL AMOUNTS INTO AN ESCROW ACCOUNT WITH AN INDEPENDENT NATIONALLY RECOGNIZED, FDIC INSURED COMMERCIAL BANK (OR SUCH ESCROW AGENT AS THE ARBITRATOR MAY DESIGNATE). SUCH AMOUNTS SHALL BE HELD IN ESCROW PENDING THE RESOLUTION OF THE ARBITRATION OR LITIGATION AT WHICH POINT THEY SHALL BE PAID OVER TO THE COMPANY OR GOLDEN AS REQUIRED BY ANY SETTLEMENT OR JUDGMENT. ANY FAILURE OF THE COMPANY TO TIMELY PERFORM ITS OBLIGATIONS UNDER SECTION B1 OF THIS AGREEMENT, WHICH IS NOT CURED WITHIN FIVE (5) BUSINESS DAYS OF WRITTEN DEMAND TO CURE, SHALL BE DEEMED A MATERIAL DEFAULT OF THIS AGREEMENT BY THE COMPANY; PROVIDED HOWEVER THAT THE COMPANY SHALL NOT BE ENTITLED TO MORE THAN THREE (3) CURE PERIODS IN ANY EMPLOYMENT YEAR (I.E., FROM 4/1 - 3/31). SHOULD THE COMPANY COMMIT MORE THAN THREE (3) MATERIAL DEFAULTS UNDER THIS AGREEMENT IN ANY EMPLOYMENT YEAR, GOLDEN SHALL BE ENTITLED TO ACCELERATE ALL MONIES PAYABLE TO HIM UNDER SECTION B1 HEREIN AND TO RECOVER ALL COSTS AND EXPENSES (INCLUDING ATTORNEY FEES) INCURRED BY HIM IN ENFORCING THE TERMS OF THIS SEVERANCE AGREEMENT.
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          (f)  Notices. All notices and other communications, required or permitted to be given under this Severance Agreement shall be given in writing and shall be deemed sufficiently given, served and received for all purposes upon the first to occur of actual receipt, or delivery by generally recognized overnight courier service, or three (3) days after deposit in the United States mail, postage prepaid, registered or certified, return receipt requested addressed, to the following address (or to a revised address provided to the other party):

               If to the Company:

               coolsavings.com.
               360. N. Michigan Ave.
               19th Floor
               Chicago, IL 60601

               with a copy to:

               _______________
               _______________
               _______________

               If to Golden:

               Steven M. Golden
               436 E. North Water Street
               Unit D
               Chicago, IL 60601

               with a copy to:

               Douglas J. Golden
               255 E. Brown St. Ste. 110
               Birmingham, MI 48009

     IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing Severance Agreement this 30th day of July, 2001.


                                       COOLSAVINGS.COM INC.


____________________________           By:___________________________
Steven M. Golden                          Name:______________________
                                          Title:_____________________
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STATE OF _____________________
CITY/COUNTY OF _______________

     Acknowledged before me by Steven M. Golden on this _____ day of _______________, 2001.


                              _____________________________________
                              Notary Public

     My Commission Expires:____________________


STATE OF _________________
CITY/COUNTY OF _______________

     Acknowledged before me by ________________________, _______________________
of coolsavings.com inc., on this ______ day of ___________________, 2001.


                              ______________________________________
                              Notary Public

     My Commission Expires:_________________________